Exhibit 5.1
September 24, 2007
USG Corporation
550 West Adams Street
Chicago, Illinois 60661-3676

Re:	Registration Statement on Form S-3 Filed by USG Corporation
Ladies and Gentlemen:
     We have acted as counsel for USG Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of debt securities of the Company (the “Debt Securities”), in one or more series, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities will be issued pursuant to the Indenture, dated as of November 1, 2006, as amended, supplemented or otherwise modified through the date hereof (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Debt Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Debt Securities thereunder); (ii) a prospectus supplement describing the series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s charter documents and applicable law; (iv) the Company will issue and deliver the Debt Securities in the manner contemplated by the Registration Statement; (v) the resolutions

USG Corporation
September 24, 2007

authorizing the Company to issue, offer and sell the Debt Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which any Debt Security is offered or sold by the Company; and (vi) all Debt Securities will be issued in compliance with applicable federal and state securities laws.
     We have further assumed that (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee; (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     The opinion expressed herein is limited to the federal securities laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day